EXHIBIT 4.113
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                                 AMENDMENT NO. 8


                                       TO


               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT


                           dated as of March 24, 2004


                                      among


                            RENTAL CAR FINANCE CORP.,
                                   as Lessor,


                              DTG OPERATIONS, INC.,
                            as a Lessee and Servicer,


                                       and


                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                        as Master Servicer and Guarantor




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



                                 AMENDMENT NO. 8
              TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

          This Amendment No. 8 to Master Motor Vehicle Lease and Servicing Agreement, dated as of March 24, 2004 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee and Servicer ("Dollar"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessees and the Guarantor are collectively referred to herein as the "Parties").


                                    RECITALS

     A. Lessor, Dollar and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998, as amended by that certain Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 19, 1998, as amended by that certain Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 9, 2000, as amended by that certain Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 14, 2000, as amended by that certain Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 31, 2001, as amended by that certain Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement, dated as of January 31, 2002, as amended by that certain Amendment No. 6 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 12, 2002, and as amended by that certain Amendment No. 7 to Master Motor Vehicle Lease and Servicing Agreement, dated as of February 24, 2003 (collectively, the "Master Lease"); and

     B.   The Parties wish to amend the Master Lease as provided herein.

          Now therefore, the Parties hereto agree as follows:

          1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meanings contained in the Master Lease.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of April 1, 2004, to amend Section 24.15 of the Master Lease as follows:

          a.   by  inserting,  in the  proviso  immediately preceding  subclause
(i) thereof, immediately after the words "class of DTAG's Capital Stock", the phrase "or warrants, options or other rights with respect thereto";

          b. by deleting subclause (ii) thereof in its entirety and replacing it with the following:

          (ii) the aggregate amount of

               (A)  such  Distributions  to be made by DTAG and its Subsidiaries pursuant to this Section 24.15, when added to the aggregate amount of all such Distributions during the Fiscal Year in which such Distribution would be made, does not exceed the amount set forth below opposite such Fiscal Year

               Fiscal Year                                Amount
               -----------                                ------

               2004 Fiscal Year         The lesser of (i) 25% of Excess Cash
                                        Flow for the 2003 Fiscal Year and (ii)
                                        $17,000,000

               2005 Fiscal Year         The lesser of (i) 25% of Excess Cash
                                        Flow for the 2004 Fiscal Year and (ii)
                                        $20,000,000

               2006 Fiscal Year         The lesser of (i) 25% of Excess Cash
                                        Flow for the 2005 Fiscal Year and (ii)
                                        $23,000,000

               2007 Fiscal Year         The lesser of (i) 25% of Excess Cash
                                        Flow for the 2006 Fiscal Year and (ii)
                                        $26,000,000

               2008 Fiscal Year         The lesser of (i) 25% of Excess Cash
                                        Flow for the 2007 Fiscal Year and (ii)
                                        $29,000,000

               2009 Fiscal Year         The lesser of (i) 6.25% of Excess Cash
                                        Flow for the 2008 Fiscal Year and (ii)
                                        $8,000,000

               (B)  Such purchase or  redemption does  not exceed  the excess of
          (1) the sum of (x) $15,000,000 and (y) 25% of Cumulative Excess Cash Flow (as defined in the Credit Agreement) over (2) the sum of (x) the aggregate amount of Distributions made prior to such date and subsequent to the last day of the most recent Fiscal Year included in the determination of Cumulative Excess Cash Flow by DTAG and its Subsidiaries and (y) the aggregate amount of all other purchases and redemptions consummated prior to such purchase or redemption and subsequent to such last day of such Fiscal Year, provided that the aggregate amount of such purchases and redemptions in any Fiscal Year shall not exceed $50,000,000 and in the aggregate during the term of the Credit Agreement shall not exceed $150,000,000.

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective upon the execution hereof by the Parties hereto and then only with respect to the provisions of the Master Lease specifically referred to herein, and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing; provided, that, Sections 8.04(a) and 8.04(b) of the Note Purchase Agreement, dated as of December 15, 2000, as amended, among the Lessor, the Guarantor, the entities party thereto as Conduit Purchasers, the entities party thereto as Committed Purchasers, the entities party thereto as Managing Agents and Dresdner Kleinwort Wasserstein Securities LLC, as Administrative Agent (the "Series 2000-1 Note Purchase Agreement"), provide, in part, that neither the Lessor nor the Guarantor will make, or permit the Lessees to make, any amendment to any Series Document (as such term is defined in the Series 2000-1 Note Purchase Agreement)
(i) without the prior written consent of each Managing Agent and (ii) if such amendment may be made with the prior consent of the Required Group II Noteholders, without the prior written consent of the Series 2000-1 Required Noteholders (as defined in the Series 2000-1 Supplement, dated as of December 15, 2000, as amended, between the Lessor and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), respectively.

          5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                               [signatures follow]

     In witness thereof, the Parties have caused this Amendment to be duly executed by their respective officers thereunto duty authorized, as of the date first above written.

                                        LESSOR:
                                        ------

                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        LESSEE:
                                        ------

                                        DTG OPERATIONS, INC., formerly known as
                                          Dollar Rent A Car Systems, Inc.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer


                                        GUARANTOR:
                                        ---------

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

     The following hereby consent to the foregoing Amendment as of the date first above written.

                                        MASTER COLLATERAL AGENT AND TRUSTEE:
                                        -----------------------------------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          formerly known as Bankers Trust
                                          Company


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        GROUP II NOTEHOLDERS:
                                        --------------------


                                        ABN AMRO BANK N.V., in its capacity as
                                          Managing Agent and as a Series 2000-1
                                          Noteholder


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        THE BANK OF NOVA SCOTIA, in its capacity
                                          as Managing Agent and as a Series
                                          2000-1 Noteholder


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        DRESDNER BANK AG, in its capacity as
                                          Managing Agent and as a Series 2000-1
                                          Noteholder


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        JPMORGAN CHASE BANK, in its capacity as
                                          Managing Agent and as a Series 2000-1
                                          Noteholder


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        DOLLAR THRIFTY FUNDING CORP., in its
                                          capacity as a Series 1998-1 Noteholder


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        ENHANCEMENT PROVIDER:
                                        --------------------

                                        CREDIT SUISSE FIRST BOSTON, ACTING
                                          THROUGH ITS NEW YORK BRANCH


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title::